Exhibit 99.1

NEWS
RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 848-6823
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. TO PRESENT AT THE PRITCHARD CAPITAL PARTNERS,
LLC ENERGY CONFERENCE ON JANUARY 9, 2007

HOUSTON, TEXAS January 5, 2007 - Geokinetics Inc. (OTC Bulletin Board: GKNT) announced that David A. Johnson, the Company’s Chief Executive Officer and President, and other Company representatives will present at the Pritchard Capital Partners, LLC Energy Conference on Tuesday, January 9, 2007, at 3:30 pm Pacific Standard Time at The Omni San Francisco Hotel, San Francisco, CA.  A copy of the materials will be posted on Geokinetics’ web site at www.geokinetics.com following the presentation.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

For additional information about this presentation or Geokinetics Inc., please contact:

Scott A. McCurdy

Vice President and Chief Financial Officer

 (281) 848-6823